Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement of US LEC Corp. on Form S-3 of our report dated February 24, 2003 (March 20, 2003 as to second paragraph in Note 13), appearing in the Annual Report on Form 10-K of US LEC Corp. for the year ended December 31, 2002 and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE L.P.

Charlotte, North Carolina

December 19, 2003